EXHIBIT 99.1

For More Information contact:

Sankyo Pharma	Cygnus, Inc www.cygn.com
Deborah Adams, Hill & Knowlton	Corporate Communications
(212) 885-0449	(650) 369- 4300
Wendy Lu , Hill & Knowlton	TheraCom, Inc
(212) 885-0346	Blair Jackson, AdvancePCS,
(469) 524-4729

Sankyo Pharma and Cygnus Announce Availability of the

GlucoWatch® G2™ Biographer

Sankyo Signs Comprehensive Dispensing and Patient Insurance Reimbursement Services Agreement with TheraCom

Parsippany, NJ and Redwood City, CA, September 17, 2002  — Sankyo Pharma and Cygnus (Nasdaq: CYGN) announced today that the GlucoWatch® G2™ Biographer is now available via prescription to customers in the United States.  The GlucoWatch G2 Biographer is the second-generation model of the GlucoWatch® Biographer, the first and only monitoring system that provides glucose readings continuously, automatically and non-invasively.

The U.S. Food and Drug Administration (FDA) approved the use of the GlucoWatch G2 Biographer by adults in March 2002, and granted a supplemental pre-market approval (PMA) for the G2 Biographer for use by children and adolescents (ages 7-17) in August 2002. The first-generation GlucoWatch Biographer received FDA approval in 2001.

“The GlucoWatch G2 Biographer represents a significant technological advancement that provides even greater convenience and efficiency to physicians and patients with diabetes, helping them to make better-informed decisions on how to manage the disease,” said Joseph P. Pieroni, President of Sankyo Pharma.

“Our product development strategy is to make this breakthrough technology increasingly convenient and easy to use,” added John C Hodgman, Chairman, Chief Executive Officer and President of Cygnus.  “The GlucoWatch G2 Biographer represents a substantial step forward in this area. We are continuing to explore product enhancements that will further encourage people with diabetes to integrate this valuable tool into their daily lives.”

In an additional statement, Sankyo Pharma announced today that it has entered into an agreement with TheraCom, Inc., a leading specialty pharmacy company and subsidiary of AdvancePCS (Nasdaq: ADVP), to be its new dispenser for the GlucoWatch G2 Biographer.

Sankyo recently took over responsibility for U.S. marketing and distribution of the GlucoWatch G2 Biographer. The previous method of distribution required patients to order the Biographer through a direct mail system, which was not capable of directly processing insurance claims.  Sankyo’s new arrangement with TheraCom will greatly improve the manner in which the GlucoWatch G2 Biographer is dispensed, making it more accessible to patients and physicians.  Through the arrangement, TheraCom will provide patients with reimbursement assistance and toll-free information services to facilitate insurance reimbursement and direct delivery of the GlucoWatch G2 Biographer.

As an added value to customers, Sankyo will give a rebate of up to $200 through the end of this year to purchasers of the Biographer who meet certain eligibility requirements.  “We are committed to ensuring that the GlucoWatch G2 Biographer is accessible to people with diabetes in the U.S. marketplace — our relationship with TheraCom is a significant step in that direction,” said Pieroni.

“We are delighted to be working with Sankyo to help streamline the dispensing process for the GlucoWatch G2 Biographer,” said David D. Halbert, AdvancePCS chairman and CEO.  “We are well positioned to offer one-stop reimbursement assistance and dispensing that will improve customer access to specialty products like the GlucoWatch G2 Biographer.”

About the GlucoWatch® G2™ Biographer

The GlucoWatch G2 Biographer has a number of enhanced features that enable adults (age 18 and older) and children and adolescents (ages 7-17) with diabetes, physicians and other caregivers to identify trends and to track patterns in glucose levels that would be difficult to detect with current testing techniques alone.  The GlucoWatch G2 Biographer’s most notable enhancements over the first-generation GlucoWatch Biographer include the following:

•                  It measures and displays glucose levels automatically and stores readings up to every 10 minutes — twice as frequently as the first-generation product.

•                  It provides automatic non-invasive readings for up to 13 hours a day — up from 12 hours in the first version.

•                  It also creates an “electronic diary,” storing up to 8,500 glucose values — compared to 4,000 in the first version — that can be reviewed at the touch of a button, or uploaded into a software program, helping detect trends and track patterns in glucose levels.

In addition, the GlucoWatch G2 Biographer will still enable users to set personal glucose alert levels so that an alarm sounds if readings are too high or too low, or if hypoglycemia is imminent.

This device is intended for use by patients at home and in health care facilities. It is for prescription use only. The Biographer is intended for use as an adjunctive device to supplement, not replace, information obtained from standard home glucose monitoring devices. The Biographer is indicated for use in detection and assessment of episodes of hyperglycemia and hypoglycemia, facilitating both acute and long-term therapy adjustments, which may minimize these excursions. Interpretation of Biographer results should be based on the trends and patterns seen within several sequential readings over time.

Additional information about the GlucoWatch G2 Biographer can be obtained by calling the toll-free number 1-866-GLWATCH or by visiting http://www.glucowatch.com.

Sankyo and Cygnus

Under the agreement announced July 9, 2002, Sankyo Pharma is responsible for marketing, managed care and government contracting, and distribution of the GlucoWatch G2 Biographer in the United States, in addition to promoting the product to healthcare professionals.  Sankyo will promote the Biographer with a specialty sales force of 100 representatives, as well as utilize its national sales force.  Cygnus, the developer and manufacturer of the GlucoWatch G2 Biographer, is responsible for research and development, regulatory and clinical activities.

About Sankyo

                Sankyo Pharma Inc. (www.sankyopharma.com) is dedicated to developing and marketing important pharmaceutical products for the U.S. market.  Sankyo Pharma has offices in New York and New Jersey with a Research Institute in California.  A national sales force of 550 representatives promotes Sankyo Pharma products, and they are supported by dedicated managed care and field-based medical personnel.

                Sankyo Pharma’s parent company, Sankyo Co., Ltd. of Tokyo, is Japan’s second largest pharmaceutical company, with annual worldwide sales of $4.5 billion.  Sankyo has a long history of discovering new classes of drugs, including the statin class of lipid-lowering drugs, with its discovery of the first statin, mevastatin, and the co-discovery of lovastatin, the first statin to be marketed.

About Cygnus, Inc.

Cygnus (www.cygn.com) develops, manufactures and commercializes new and improved glucose-monitoring devices. The company’s products are designed to provide more data to individuals and their physicians and enable them to make better-informed decisions on how to manage diabetes. The GlucoWatch® Biographer was Cygnus’ first approved product. The device and its second-generation model are the only products approved by the FDA that provide continuous, automatic and non-invasive measurement of glucose levels. Cygnus believes its products represent the most significant commercialized technological advancement in self-monitoring of glucose levels since the advent of “finger-stick” blood glucose measurement approximately 20 years ago.

About TheraCom

TheraCom (www.thera.com), a subsidiary of AdvancePCS (www.advancepcs.com), the nation’s leading health improvement company, is a specialty pharmacy business with substantial experience providing distribution and related services to the biotechnology industry. Services include product coverage advocacy, insurance verification, reimbursement processing, pharmacist counseling and intervention, clinical and dosage monitoring, adherence counseling, nurse training, and in-home nursing coordination. The company also provides Internet, direct marketing, advertising and product launch support services. Based in Bethesda, Md., TheraCom is a licensed pharmacy offering national coverage, as well as a licensed wholesaler for distribution orders.

Cygnus Forward-Looking Statements

Some of the statements in this news release are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about Cygnus’ plans, objectives, expectations, intentions and assumptions and other statements contained in this news release that are not statements of historical fact. Forward-looking statements include, but are not limited to, statements about Cygnus’ ability to manufacture and scale-up commercially the GlucoWatch G2 Biographer, Cygnus’ plans for commercialization alliances, Cygnus’ ability to achieve market acceptance of the GlucoWatch G2 Biographer, and Cygnus’ plans for enhancements and possible manufacturing changes through the regulatory process. In some cases, you can identify these statements by words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continues,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions. Cygnus cannot guarantee future results, levels of activity, performance or achievements. Actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements. Cygnus refers you to the documents Cygnus files from time to time with the Securities and Exchange Commission, including Cygnus’ Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which contain descriptions of certain factors that could cause Cygnus’ actual results to differ from Cygnus’ current expectations and any forward-looking statements contained in this news release. NOTE: “GlucoWatch” is a registered trademark and “G2” is a trademark of Cygnus, Inc.

AdvancePCS Forward-Looking Statements

Any statements included in this press release that are not historical facts and that concern predictions of economic performance and management’s plans and objectives constitute forward-looking statements under the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. We do not undertake any obligation to provide updates to such forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, changes in the health care industry or the economy in general, competition, acquisitions, changes in the legislative or regulatory environment, and other factors detailed in AdvancePCS’ Securities and Exchange Commission filings.